Exhibit 99.4

ACTION BY WRITTEN CONSENT

OF THE STOCKHOLDERS OF

LEAPLAB CORPORATION

December 7, 2011

In accordance with Nevada Revised Statute 78.320 and Bylaws of Leaplab Corporation, a Nevada corporation (the “Company”), the undersigned stockholder of the Company, who holds at least a majority of the Company’s outstanding stock hereby takes the following actions and adopts the following resolutions by written consent.  This written consent shall be filed in the corporate record book of this Company.

1.	Decrease in quantity of common stock

WHEREAS: The Board of Directors of the Company (the “Board”) has approved an Amendment to the Articles of Incorporation of the Company (“Amendment”) to reduce the number of authorized shares of common stock from 5,000,000,000 shares to 50,000,000 shares and the undersigned deem it to be in the best interest of the Company to amend them as such.

RESOLVED: That the Amendment is approved to occur as soon after the effective date of this document as is practical.

RESOLVED FURTHER: That the appropriate officers of the Company be and are hereby authorized to execute whatever corporate documents are necessary to give effect to this resolution.

This Consent of Shareholders is effective December 7, 2011

Signed:	/s/ John Ayers
John Ayers